EXHIBIT 4.7
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
                      SECOND AMENDMENT TO RIGHTS AGREEMENT

     This Second Amendment to Rights Agreement effective as of April 1, 1995 among Comstock Resources, Inc., a Nevada corporation (the "Company"), Society National Bank, successor to Ameritrust Company, National Association ("Society") and Bank One, Texas, N.A., a national banking association ("Bank One").

                              W I T N E S S E T H:

     WHEREAS, the Company and Society are parties to that certain Rights Agreement dated as of December 10, 1990, as amended by First Amendment to Rights Agreement effective as of January 7, 1994 (the "Rights Agreement"); and WHEREAS, the Company desires to change the rights agent under the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Pursuant to Section 21 of the Rights Agreement, Bank One is hereby appointed Rights Agent under the Rights Agreement, replacing Society, and is vested with the same powers, rights, duties and responsibilities, as if it had been originally named as Rights Agent.

     2. Section 26 of the Rights Agreement is hereby amended such that notices to the Rights Agent shall be addressed as follows:

                    Bank One, Texas, N.A.
                    1717 Main Street
                    Dallas, Texas 75201
                    Attention: Phillip D. Gatlin

     3. Except as set forth herein, the Rights Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the date first above written.

                                        COMSTOCK RESOURCES, INC.
ATTEST:
/s/ROLAND O. BURNS                      By:/s/M. JAY ALLISON
Roland O. Burns                         M. Jay Allison
Secretary                               President

ATTEST:                                 SOCIETY NATIONAL BANK, successor
/s/WILLIAM D. ROBINSON                  to Ameritrust Company,
William D. Robinson                     National Association
Vice President
                                        By: /s/BERNETTA YOUNG
                                        Title: Trust Officer

ATTEST:                                 BANK ONE, TEXAS, N.A.
/s/JEFF SALAVARRIA
Jeff Salavarria                         By:      /s/KAY LORANCE
Vice President                          Title:   Assistant Vice President

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